UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2015

NMI Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36174	45-4914248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, 12th Floor, Emeryville, CA.
(Address of Principal Executive Offices)

94608
(Zip Code)

(855) 530-6642
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 23, 2015, NMI Holdings, Inc. (Company) and Bradley M. Shuster, the Company’s Chief Executive Officer, entered into an Amended and Restated Employment Agreement (2015 Agreement), which amends, restates and supersedes Mr. Shuster's existing Employment Agreement (2012 Agreement), which would have expired by its terms on January 16, 2016. The 2012 Agreement was filed with the SEC on October 9, 2013 as Exhibits 10.8 and 10.9 to Form S-1 Registration Statement (Registration No. 333-191635).

The terms of the 2015 Agreement are generally consistent with the terms of the 2012 Agreement, as disclosed on the Company's Registration Statement on Amendment No. 4 to Form S-1, filed with the SEC on December 3, 2013, but reflect certain material changes including, but not limited to, the decrease of the multiplier for purposes of calculating post-change in control severance benefits from three times Mr. Shuster’s salary and target bonus opportunity, to two times Mr. Shuster’s salary and target bonus opportunity.

     The 2015 Agreement provides for a fixed three-year term, during which Mr. Shuster will continue to serve as the Company's Chief Executive Officer and will continue to be nominated for election to the Company's Board of Directors (Board). During the term, Mr. Shuster's salary and annual bonus will be determined by the Compensation Committee of the Board (generally subject to automatic increase upon the Company's achievement of a specified net income goal during the term), and Mr. Shuster will be eligible for an annual equity grant on terms and conditions no less favorable than those provided to other senior executives of the Company. Although not specified in the 2015 Agreement, Mr. Shuster's current annual base salary is $600,000 and target annual bonus is $600,000. In connection with the execution of the 2015 Agreement, Mr. Shuster received a grant of 30,000 restricted stock units, which vest ratably on each of the first, second and third anniversaries of the date of grant, generally subject to Mr. Shuster's continued employment through the applicable vesting date. If Mr. Shuster's employment is terminated by the Company without "cause" or by Mr. Shuster for "good reason" (each, as defined in the 2015 Agreement), Mr. Shuster will be entitled to receive, in addition to any accrued but unpaid amounts (including any unpaid bonus for a prior performance period), a lump sum cash payment equal to one times (if the termination of employment occurs prior to a "change in control" (as defined in the 2015 Agreement)), or two times (if the termination of employment occurs within two years following a "change in control"), the sum of his salary and target annual bonus opportunity. Receipt of severance is contingent on Mr. Shuster executing, delivering to the Company and not revoking a release of claims. Pursuant to the 2015 Agreement, Mr. Shuster is subject to certain restrictive covenants, including post-termination non-competition and non-solicitation covenants.

The foregoing is only a summary of the terms and conditions of the 2015 Agreement, which does not purport to be complete and is qualified in its entirety by reference to the full text of the 2015 Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference in this Current Report on Form 8-K.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended and Restated Employment Agreement by and between NMI Holdings, Inc. and Bradley M. Shuster, dated December 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NMI Holdings, Inc.
(Registrant)

Date: December 28, 2015	By:	/s/ Nicole C. Sanchez
Nicole C. Sanchez
VP, Assistant General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement by and between NMI Holdings, Inc. and Bradley M. Shuster, dated December 23, 2015

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